EXHIBIT 10.10


                          TRANSITION SERVICES AGREEMENT

            THIS AGREEMENT,  dated as of June 30, 2005 between Spotless Plastics
(USA) Inc., a Delaware corporation ("Spotless") and wholly owned subsidiary of Spotless Group Limited with an office at 150 Motor Parkway, Hauppage, New York 11788 ("Spotless Group"), and Windswept Environmental Group, Inc., a Delaware corporation and wholly owned subsidiary of Spotless Plastics with an office at 150 Motor Parkway, Hauppage, New York 11788 ("WEGI").

                                   WITNESSETH:

            WHEREAS, Joseph Murphy, an employee of Spotless Plastics, has served at the request of Spotless Group as the Vice President of Finance and Administration of WEGI and has provided certain services to WEGI in such capacity;

            WHEREAS, Mr. Murphy has resigned as an officer of WEGI;

            WHEREAS, WEGI wishes to arrange with Spotless to obtain the services of Mr. Murphy, and Spotless wishes to provide such services, all as more fully set forth herein.

            NOW,   THEREFORE,  in   consideration   of   the  mutual  covenants,
understandings and agreements set forth herein, the parties hereto agree as follows:

Section 1.  Services to be Provided to WEGI.
            -------------------------------

            (a) Throughout the Transition Period (as defined below), Spotless shall cause Mr. Murphy to be available to WEGI to perform the following services (the "Services"):

            (i) advice in the areas of administration, accounting, finance and risk management; and

            (ii) assist in preparation and review of periodic Securities and Exchange Commission (the "SEC") reports by WEGI, including but not limited to WEGI's Form 8-K's, 10-Q's and WEGI's Form 10-K for its fiscal year ended June 28, 2005;

            (iii) assist  in  the  recruitment and training of a chief financial officer and controller; and

            (iv) monitor and assist in the preparation of all certificates and other instruments to be delivered by WEGI pursuant to a post-closing letter agreement dated on or about the date hereof (the "Letter Agreement") by and between WEGI and Laurus Master Fund, Ltd. ("Laurus")

                                       1

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            (b) In rendering the Services, Mr. Murphy shall devote such time and attention as shall be reasonably required by WEGI consistent with the level of his historical involvement with WEGI. If Mr. Murphy is not employed by Spotless at any time during the Transition Period (as defined below), Spotless shall provide to WEGI comparable services by another sufficiently qualified person.

Section 2.  Compensation.
            ------------

            (a) In consideration of the Services hereunder, WEGI shall pay to Spotless an amount equal to $5,000 (five thousand dollars) per month for each month that Mr. Murphy provides the Services to WEGI, provided that, such amount will be prorated for any partial month of service to WEGI. In addition, upon conclusion of the Transition Period (as defined below), WEGI shall pay the amount of $25,000 (twenty-five thousand dollars) to Mr. Murphy. WEGI shall reimburse Mr. Murphy or Spotless, as appropriate, for all reasonable out-of-pocket expenses incurred by Mr. Murphy in rendering the Services.
Reimbursement shall be made immediately after submission by Mr. Murphy or Spotless of receipts or other documentation evidencing the expense.

            (b) Except as otherwise agreed, Spotless shall invoice WEGI on a monthly basis for the Services to be provided in this Section 2, and payment shall be due in advance on the first day of each calendar month.

Section 3.  Transition Period.
            -----------------

            This Agreement shall commence as of the date hereof, and continue until six months from the date hereof (the "Transition Period").

Section 4.  Independent Contractor Relationship.
            -----------------------------------

            Nothing contained in this Agreement makes the parties hereto partners or joint venturers. The relationship created hereby is an independent contractor relationship. Under no circumstances shall Mr. Murphy be considered an employee of WEGI for any reason or purpose. Mr. Murphy shall have no authority pursuant to this Agreement to commit WEGI or any of its subsidiaries or affiliates to any obligation in any manner whatsoever or to use WEGI's name or enter into any contract or commitment on behalf of WEGI.

Section 5.  No Restriction on Mr. Murphy.
            ----------------------------

            WEGI acknowledges that Mr. Murphy has business interests separate and apart from it. WEGI agrees that nothing contained herein restricts in any way Mr. Murphy from engaging in business activities that are unrelated to WEGI, including business activities on behalf of Spotless.

Section 6.  Indemnification.
            ---------------

            (a) WEGI hereby indemnifies and holds Spotless and Mr. Murphy harmless from and against any losses, liabilities, awards, damages, obligations, costs or expenses (including reasonable attorney's fees and expenses) relating to or arising from his provision of Services to WEGI or arising from this Agreement, other than as a result of Mr. Murphy's gross negligence or willful misconduct.

            (b) Spotless hereby indemnifies and holds WEGI harmless from and against any losses, liabilities, awards, damages, obligations, costs or expenses (including reasonable attorney's fees and expenses) relating to or arising from this Agreement, other than as a result of WEGI's gross negligence or willful misconduct.

Section 7.  Directors and Officers of WEGI.
            ------------------------------

            Nothing contained in this Agreement shall be deemed to relieve the officers and directors of WEGI from the performance of their duties or limit the exercise of their powers in accordance with WEGI's Certificate of Incorporation or the laws of the State of Delaware. The Services of Mr. Murphy which are rendered WEGI under this Agreement shall at all times be in accordance with the reasonable instructions of WEGI's officers, board of directors and audit committee and in accordance with all applicable laws.

Section 8.  Severability.
            ------------

            If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any parties. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

Section 9.  Miscellaneous.
            -------------

            This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of New York without regard to its conflicts of laws principles (except for N.Y. GEN. OBLIG. LAW ss. 5-1401 and ss. 5-1402). Each party hereto irrevocably and unconditionally consents to the jurisdiction of the courts of the United States and of the state of New York located in the County and State of New York in any action to enforce, interpret or construe any provision of this Agreement. This Agreement constitutes the entire agreement and understanding between WEGI and Spotless and supersedes all

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prior  agreements  and  understandings,  oral  and  written,   relating  to  the
subject matter hereof. This Agreement may not be modified or amended or any term or provision hereof waived or discharged, except in writing signed by the party against whom such modification, waiver or discharge is sought to be enforced. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may not be assigned. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.


IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed by their duly authorized representatives as of the date first above written.



SPOTLESS PLASTICS (USA) INC.


By:     /s/ Charles L. Kelly, Jr.
  -----------------------------------------
  Name:  Charles L. Kelly, Jr.
  Title: Senior Vice President of Operations


WINDSWEPT ENVIRONMENTAL GROUP, INC.


By:    /s/ Michael O'Reilly
  ------------------------------------------
  Name:  Michael O'Reilly
  Title: President


                                        Acknowledged:


                                           /s/ Joseph Murphy
                                        -----------------------------
                                        Joseph Murphy